Exhibit 23.1

[STEGMAN & COMPANY LETTERHEAD]

CONSENT OF STEGMAN & COMPANY

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-53295, 333-85025 and 333-87932) on Form S-8 of BCSB Bankcorp, Inc. of our report dated December 2, 2005 relating to the consolidated financial statements as of September 30, 2005 of BCSB Bancorp, Inc., which appears in the 2005 Annual Report, which is incorporated in this Annual Report on Form 10-K.

/s/ Stegman & Company

Baltimore, Maryland

December 29, 2005